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                                                                     EXHIBIT 5.0


                                January 23, 1998


ODETICS, INC.
1515 South Manchester Avenue
Anaheim, California  92802


      Re: Registration Statement for Offering of 530,000 Shares of Class A Common Stock

Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 530,000 shares of the Class A Common Stock, par value $0.10 per share, of Odetics, Inc. (the "Company") under the Company's 1997 Stock Option/Stock Issuance Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Stock Incentive Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and nonassessable shares of the Company's Class A Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,


                                    BROBECK, PHLEGER & HARRISON LLP